EX-23.1
                            CONSENT OF ACCOUNTANTS

                            Clancy and Co., P.L.L.C.
                      1300 East Missouri Avenue, Suite B-200
                             Phoenix, Arizona 85014
                                 (602) 266-2646


April 26, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  WSN Group, Inc. - Form S-8

Dear Sir/Madame:

As certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration
Statement of our report dated November 9, 2001 in WSN Group,
Inc.'s Form 10-KSB for the fiscal year ended June 30, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Clancy and Co., P.L.L.C.
Clancy and Co., P.L.L.C.